Exhibit 14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Information about the Trust” in the Prospectus/Proxy Statement of the MTB Group of Funds, and to the incorporation by reference of our report, dated June 24, 2008 on the financial statements and financial highlights of the MTB Group of Funds as of April 30, 2008 included in this Registration Statement on Form N-14 for the MTB Group of Funds.

We further consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the MTB Group of Funds Statement of Additional Information, dated August 31, 2008, which was filed with the Securities and Exchange Commission on August 28, 2008 in Post-Effective Amendment No. 76 (File no. 33-20673), and which is incorporated by reference in the Statement of Additional Information included in this Registration Statement on Form N-14 of the MTB Group of Funds.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 8, 2008